UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2024 (February 15, 2024)

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4175 Cameron St Ste 1

Las Vegas, NV 89103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On February 15, 2024, Richtech Robotics Inc., a Nevada corporation (the “Company”), entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), pursuant to which the Investor has agreed to purchase up to $50 million of the Company’s shares of Class B common stock, par value of $0.0001 per share (the “Common Stock”) over the course of 24 months after the date of the Purchase Agreement. The price of shares to be issued under the Purchase Agreement will be 96% of the lowest volume weighted average price (the “VWAP”) of the Company’s Common Stock for the three trading days immediately following the delivery of each Advance notice by the Company (the “Pricing Period”). Each issuance and sale by the Company to the Investor under the Purchase Agreement (an “Advance”) is subject to a maximum amount equal to 100% of the daily trading volume of the Company’s Common Stock, as reported by Bloomberg L.P., during the five trading days immediately preceding an Advance notice.

With respect to each Advance, the Company has the option to notify the Investor of a minimum acceptable price (“MAP”) by specifying the amount within an Advance notice. During any trading day within a Pricing Period, two conditions will trigger an automatic reduction to the amount of the Advance by one-third: either (i) the VWAP of the Common Stock is below the MAP specified in the Advance notice, or (ii) there is no VWAP available (each such day, an “Excluded Day”). On each Excluded Day, an automatic one-third reduction is applied to the specified Advance amount in the Advance notice and that day will be excluded from the Pricing Period.

Each Advance is subject to certain limitations, including that the Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding voting power of number of shares of Common Stock at the time of an Advance or acquiring more than 19.99% of the Company’s outstanding shares of Common Stock as of the date of the Purchase Agreement (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”) or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.”

The Purchase Agreement will terminate automatically on the earlier of February 16, 2025 or when the Investor has purchased an aggregate of $50 million of the Company’s shares of Common Stock. The Company has the right to terminate the Purchase Agreement upon five trading days’ prior written notice to the Investor, subject to certain conditions.

In connection with and subject to the satisfaction of certain conditions set forth in the Purchase Agreement, upon the request of the Company, the Investor will pre-advance to the Company up to $3,000,000 of the $50,000,000 commitment amount (a “Pre-Advance”), with each Pre-Advance to be evidenced by a convertible promissory note (each, a “Note”). The first Pre-Advance, in the principal amount of $1,000,000, was advanced February 15, 2024 and is subject to a 4% discount to the principal amount of such Note. The second Pre-Advance shall be in a principal amount of $1,000,000 and advanced upon the filing of the registration statement, and the third Pre-Advance shall be in a principal amount of $1,000,000 and advanced on the second trading day after the effectiveness of the registration statement.

Each Note will accrue interest on the outstanding principal balance at the rate of 8% per annum and has a maturity date of February 15, 2024 (as may be extended at the option of the Investor). Beginning in May 2024, the Company is required to pay, on a monthly basis, one-nineth of the outstanding principal amount of each Note, together with accrued and unpaid interest, either (i) in cash or (ii) by submitting an Advance notice pursuant to the Purchase Agreement and selling the Investor shares, or any combination of (i) or (ii) as determined by the Company. The initial repayment is due 60 days after the issuance of a Note, followed by subsequent payments due every 30 days after the previous payment. Unless otherwise agreed to by the Investor, any funds received by the Company pursuant to the Purchase Agreement for the sale of shares will first be used to satisfy any payments due under an outstanding Note.

At the election of the Investor, all or a portion of the principal, interest, or other amounts outstanding under each Note (the “Conversion Amount”) may be converted into shares of Common Stock (the “Conversion Shares”), equal to: (x) the Conversion Amount, divided by (y) the Conversion Price. “Conversion Price” is defined as (i) $6.00 per share of Common Stock, provided however, on May 28, 2024 (the “Reset Date”), the Conversion Price shall be adjusted (downwards only) to equal the average of the daily VWAPs for the 5 consecutive trading days immediately prior to the Reset Date, if such price is lower than the Conversion Price then in effect. The Conversion Shares are entitled to the registration rights set forth in the Purchase Agreement.

The Company paid a subsidiary of the Investor a structuring fee in the amount of $25,000 and issued to the Investor 259.350 shares of Common Stock (the “Commitment Shares”) as a commitment fee. The Company and the Investor made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications. Each of the Company and the Investor also agreed to indemnify the other.

The foregoing descriptions of the Purchase Agreement and the Notes and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Purchase Agreement and the Notes, a copy or a form of which are attached hereto as Exhibits 10.1 and 4.1, respectively, each of which is incorporated herein in its entirety by reference.

Financial Advisory Agreement

In connection with the execution of the Purchase Agreement, the Company entered into a financial services agreement with Revere Securities, LLC (“Revere”), pursuant to which the Company agreed to pay Revere $25,000 per month on an accrual basis for six months, for general financial advisory services to be provided by Revere.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Commitment Shares and the shares of Common Stock that may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Promissory Note.
10.1	Standby Equity Purchase Agreement, dated February 15, 2024, by and between the Company and YA II PN, Ltd..
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richtech Robotics Inc.

	By:	/s/ Zhenwu (Wayne) Huang
		Name:	Zhenwu (Wayne) Huang
		Title:	Chief Executive Officer and Director

Dated: February 21, 2024

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